Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 17, 2025, with respect to the combined financial statements of DARKIRIS INC., as of and for the years ended September 30, 2024 and 2023 in this Registration Statement on Form F-1 and the related prospectus of DARKIRIS INC., filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Singapore

July 29, 2025

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